Exhibit 99.1

Accelerant to Present at William Blair’s 46th Annual Growth Stock Conference

May 29, 2026

ATLANTA—(BUSINESS WIRE)— Accelerant (NYSE: ARX), the data-driven risk exchange platform transforming the specialty insurance marketplace through the Accelerant Risk Exchange, today announced Jeff Radke, Chairman and Chief Executive Officer, will be presenting at the William Blair Growth Stock Conference on Wednesday, June 3, 2026 at 10:20 am Eastern Time.

A live webcast of the presentation can be accessed from the investor relations section on the Company’s website at www.investor.accelerant.ai. Following the conference, a replay will be made available at the same location.

About Accelerant

Accelerant’s mission is to modernize the specialty insurance marketplace. The company operates the Accelerant Risk Exchange, a data-driven platform that connects specialty insurance underwriters with risk capital providers through advanced analytics, real-time data, and transparent underwriting insights. The platform supports diversified, low-volatility premium performance and scalable capital deployment across cycles. For more information, visit investor.accelerant.ai or inquire via email at investors@accelerant.ai.

Investor Relations Ray Iardella ray.iardella@accelins.com	Media Relations Chelsea Allison chelsea@heycommand.com